EXHIBIT 10.1

PROMISSORY NOTE

Miami, Florida

$5,000,000.00	January 27, 2023

FOR VALUE RECEIVED, Global Crossing Airlines, Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of Ascent Global Logistics, Inc., a Delaware corporation or its assigns (the “Lender,” and together with the Borrower, and Global Crossing Airlines Group, Inc. (“Parent”), collectively, the “Parties”), the aggregate of all amounts the Lender has disbursed to the Borrower pursuant to Section 2, which aggregate principal amount shall not exceed $5,000,000, together with all accrued interest thereon as provided in this Promissory Note (the “Note”).

RECITALS

WHEREAS, the Borrower has requested that the Lender extend credit to the Borrower, and the Lender is willing to do so subject to the terms and conditions set forth in this Note; and

WHEREAS, Parent is the direct sole owner of the equity interest in the Borrower, and will derive substantial direct and indirect benefits from the transactions contemplated by this Note.

NOW, THEREFOR, in consideration of the mutual covenants and agreements herein, the Parties agree as follows.

AGREEMENT

1. DEFINITIONS; INTERPRETATION.

1.1 Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Exhibit A.

1.2 Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Where the Borrower and Parent are referred to in the same provision, such reference shall be to the Borrower and Parent, jointly and severally, and the representations and warranties, liabilities, covenants and other obligations established pursuant to any such provision shall apply to and be binding on, as applicable, the Borrower and Parent on a joint and several basis.

2. THE LOANS.

2.1 Initial Term Loan. Subject to the terms and conditions set forth herein, the Lender shall advance to the Borrower on or about the Closing Date a term loan in an aggregate principal amount of $2,500,000 (the “Initial Term Loan”). Amounts borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed.

2.2 Delayed Draw Term Loan. Subject to the terms and conditions set forth herein, the Lender shall advance to the Borrower on any date that is (a) after the closing date and (b) no less than one (1) month prior to the Maturity Date, a term loan in an aggregate principal amount of up to $2,500,000 (the “Delayed Draw Term Loan”, and together with the Initial Term Loan, the “Loans”). Amounts borrowed under this Section 2.2 and repaid or prepaid may not be reborrowed.

2.3 Conditions Precedent.

(a) The obligation of the Lender to extend the Initial Term Loan shall be subject to the satisfaction (or waiver) of the following conditions precedent:

(i) the Lender shall have received this Note, duly executed and delivered by an authorized officer of each of the Borrower and Parent;

(ii) the Lender shall have received such certificates or resolutions or other corporate action, incumbency certificates and/or other certificates of authorized officers of each of the Borrower and Parent as the Lender may reasonably require evidencing the identity, authority and capacity of each authorized officer thereof authorized to act as an authorized officer in connection with this Note; and

(iii) the Lender shall have received such additional approvals, opinions, or documents as the Lender or its legal counsel may reasonably request.

(iv) before and after giving effect to the advancement of the Initial Term Loan, no Event of Default has occurred and is continuing or would result therefrom; and

(v) each of the representations and warranties made by the Borrower and Parent, respectively, in Section 6 shall be true and correct in all material respects on and as of the date the Initial Term Loan is advanced as if made on and as of such date.

(b) The obligation of the Lender to extend the Delayed Draw Term Loan shall be subject to the satisfaction (or waiver) of the following conditions precedent:

(i) the Lender shall have received such additional approvals, opinions, or documents as the Lender or its legal counsel may reasonably request;

(ii) the Lender shall consent to, in its sole discretion, the advancement of the Delayed Draw Term Loan;

(iii) before and after giving effect to the advancement of the Delayed Draw Term Loan, no Event of Default has occurred and is continuing or would result therefrom; and

(iv) each of the representations and warranties made by the Borrower and Parent, respectively, in Section 6 shall be true and correct in all material respects on and as of the date the Delayed Draw Term Loan is advanced as if made on and as of such date.

2.4 Disbursement of the Loans. Pursuant to the terms of this Note, the Lender shall make available to the Borrower amounts advanced pursuant to this Section 2 by wire transfer of immediately available funds to the Borrower’s account at a bank specified by the Borrower in writing to the Lender from time to time.

3. PAYMENTS.

3.1 Payment Dates. The aggregate unpaid principal amount of the Loans, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the Maturity Date, unless otherwise provided in Section 10.

3.2 Optional Prepayments. The Borrower may prepay the Loans in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

4. INTEREST.

4.1 Interest Rate. Except as otherwise provided herein, interest shall accrue on the outstanding principal amount of the Loans at a rate of twenty percent (20%) per annum, payable-in- kind in lieu of cash payment (“PIK Interest”). Accrued interest on each Loan shall be payable monthly in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Any interest paid as PIK Interest shall accrue and be added and capitalized to the Principal on the first day of each calendar month, and the Principal shall be increased by such PIK Interest amount for all purposes under this Note. Interest hereunder shall be due and payable in accordance with the terms hereof before and after any judgment.

4.2 Computation of Interest. All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the Principal of such Loan as of the applicable date of determination.

4.3 Default Interest. Upon the occurrence and during the continuance of an Event of Default hereunder, interest shall accrue on the Principal amount of the Loans at a rate of thirty percent (30%) per annum.

4.4 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loans shall exceed the maximum rate of interest permitted to be charged by the Lender to the Borrower under applicable Law, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of Principal.

5. PAYMENT MECHANICS.

5.1 Manner of Payments. All payments of interest and principal hereunder shall be made in lawful money of the United States of America, by wire transfer of immediately available funds to the Lender’s account at a bank specified by the Lender in writing to the Borrower from time to time.

5.2 Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

5.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4 Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

6. REPRESENTATIONS AND WARRANTIES. The Borrower and Parent hereby represent and warrant to the Lender on the date hereof and on each date that a Loan is advanced by the Lender to the Borrower as follows:

6.1 Existence; Power and Authority; Compliance with Laws. Each of the Borrower and Parent (a) is a corporation duly incorporated, validly existing, and in good standing under the Laws of the state of its jurisdiction of organization, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note, and to perform its obligations hereunder, and (c) is in compliance with all Laws.

6.2 Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and Parent and the performance of their respective obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. Each of the Borrower and Parent has duly executed and delivered this Note.

6.3 No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower and Parent to execute, deliver, or perform any of their respective obligations under this Note.

6.4 No Violations. The execution and delivery of this Note and the consummation by the Borrower and Parent of the transactions contemplated hereby do not and will not (a) violate any Law applicable to the Borrower or Parent, as applicable, or by which any of their respective properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Borrower and/or Parent may be bound.

6.5 Enforceability. This Note is a valid, legal, and binding obligation of the Borrower and Parent, enforceable against each of the Borrower and Parent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at Law).

6.6 No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower or Parent, threatened by or against the Borrower or Parent or any of their respective property or assets (a) with respect to the Note or any of the transactions contemplated hereby or (b) that could be expected to materially adversely affect the Borrower’s financial condition or the ability of the Borrower to perform its obligations under the Note.

6.7 Solvency. The Borrower is, and after giving effect to the incurrence of all Loans and obligations incurred in connection herewith will be, Solvent;

6.8 Ranking. The Borrower’s payment obligations under this Note rank at least pari passu with the claims of any of its other unsecured creditors, except for obligations mandatorily preferred by Law applying to debtors generally.

7. AFFIRMATIVE COVENANTS. Until all amounts outstanding under this Note have been paid in full, each of the Borrower and Parent shall:

7.1 Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business.

7.2 Compliance. Comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements.

7.3 Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

7.4 Other Taxes. Within ten (10) days of the date hereof, pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Note.

7.5 Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that an Event of Default has occurred, notify the Lender in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

7.6 Further Assurances. Upon the request of the Lender, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

8. NEGATIVE COVENANTS. Until all amounts outstanding under this Note have been paid in full:

8.1 Indebtedness. Each of the Borrower and Parent shall not incur, create, or assume any Debt, other than Permitted Debt.

8.2 Investments. The Borrower shall not make any advance, loan, extension of credit (by way of guaranty or otherwise), or capital contribution to, or purchase or acquire any equity interests, bonds, notes, debentures, or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person.

8.3 Restricted Payments. The Borrower shall not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, or other acquisition of, any equity interests of the Borrower or any of its subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its subsidiaries.

8.4 Prepayments of Debt. Each of the Borrower and Parent shall not make or offer to make any optional or voluntary payment or prepayment on or redemption, defeasance, or purchase of any amounts (whether principal or interest) payable under any Debt.

8.5 Line of Business. Each of the Borrower and Parent shall not enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.

9. DEFAULT. The occurrence and continuance of any one or more of the following events (“Event(s) of Default”) shall constitute an Event of Default hereunder:

9.1 Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loans when due or (b) interest or any other amount when due and such failure continues for five (5) days.

9.2 Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or Parent to the Lender herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

9.3 Breach of Covenants. The Borrower or the Parent fails to observe or perform (a) any covenant, condition, or agreement contained in Section 7.4 or Section 8 or (b) any other covenant, obligation, condition, or agreement contained in this Note, other than those specified in clause (a) and Section 9.1, and such failure continues for thirty (30) days.

9.4 Cross-Defaults. The Borrower or Parent fails to pay when due any of its Debt (other than Debt arising under this Note), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.

9.5 Bankruptcy.

(a) The Borrower or Parent commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower or Parent makes a general assignment for the benefit of its creditors;

(b) There is commenced against the Borrower or Parent any case, proceeding, or other action of a nature referred to in Section 9.5(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of twenty (20) days;

(c) There is commenced against the Borrower or Parent any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within twenty (20) days from the entry thereof;

(d) The Borrower or Parent takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.5(a), Section 9.5(b), or Section 9.5(c) above; or

(e) The Borrower or Parent is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

9.6 Judgments. One or more judgments or decrees shall be entered against the Borrower or Parent and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within twenty (20) days from the entry thereof.

10. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender may, at its option, by written notice to the Borrower (a) terminate its commitment to make any Loans hereunder, (b) declare the entire principal amount of the Loans, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable; and/or (c) exercise any or all of its rights, powers or remedies under applicable Law; provided, however, that if an Event of Default described in Section 9.5 shall occur, the principal of and accrued interest on the Loans shall become immediately due and payable without any notice, declaration, or other act on the part of the Lender.

11. MISCELLANEOUS.

11.1 Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(a)	If to the Borrower or Parent:

Global Crossing Airlines, Inc.

Bldg. 5A, Miami Int’l Airport, 4th floor

4200 NW 36th Street, Miami, FL 33166

Attn: Ryan Goepel

Telephone: 786-751-8503

Email: ryan.goepel@globalxair.com

With a copy (which shall not constitute notice) to:

Global Crossing Airlines, Inc.

Bldg. 5A, Miami Int’l Airport, 4th floor

4200 NW 36th Street, Miami, FL 33166

Attn: Indyara Andion

Telephone: 786-785-5152

Email: indyara.andion@globalxair.com

(b)	If to the Lender:

Ascent Global Logistics, Inc.

2068 E Street

Belleville, MI 48111

Attn: Chris Jamroz

Telephone: 870-793-0006

Email: info@ascentgl.com

With a copy (which shall not constitute notice) to:

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, NY 10111

Attn: Steven H. Goldberg

Telephone: 212-589-4219

Email: sgoldberg@bakerlaw.com

Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

11.2 Expenses. The Borrower shall reimburse the Lender on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its counsel) incurred by the Lender in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Note and the enforcement of the Lender ‘s rights hereunder.

11.3 Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by the Laws of the State of New York.

11.4 Submission to Jurisdiction.

(a) Each of the Borrower and Parent hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Borrower or Parent, as applicable, in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 11.4 shall affect the right of the Lender to (i) commence legal proceedings or otherwise sue the Borrower and/or Parent in any other court having jurisdiction over the Borrower and/or Parent or (ii) serve process upon the Borrower or Parent in any manner authorized by the Laws of any such jurisdiction.

11.5 Venue. Each of the Borrower and Parent irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 11.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.6 Waiver of Jury Trial. EACH OF THE BORROWER AND PARENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

11.7 Integration. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

11.8 Successors and Assigns. This Note may be assigned or transferred by the Lender to any Person. Neither the Borrower nor Parent may assign or transfer this Note or any of its rights hereunder without the prior written consent of the Lender. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

11.9 Waiver of Notice. Each of the Borrower and Parent hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

11.10 Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by all of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

11.11 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

11.12 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Lender, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by Law.

11.13 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

11.14 Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

11.15 Construction. The Parties have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Note.

11.16 This Note, and the obligations hereunder, shall be in addition to and separate from any Debt owed by Borrower or Parent to the Lender pursuant to an instrument set forth on Schedule A hereto.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

[Signature pages begin on next page]

BORROWER:

Global Crossing Airlines, Inc., a Delaware corporation

By:	/s/ Ryan Goepel
Name: Ryan Goepel
Title: Chief Financial Officer

PARENT:

Global Crossing Airlines Group, Inc., a Delaware corporation

By:	/s/ Ryan Goepel
Name: Ryan Goepel
Title: Chief Financial Officer

LENDER:

Ascent Global Logistics, Inc., a Delaware corporation

By:	/s/ Chris Jamroz
Name: Chris Jamroz
Title: Executive Chair & CEO

[Signature Page to Promissory Note]

EXHIBIT A

Defined Terms

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by Law to close.

“Capitalized Lease Obligation” means, for any Person, any payment obligation of such Person under an agreement for the lease, license or rental of, or providing such Person with the right to use, property that, in accordance with GAAP, would be treated as a balance sheet liability.

“Debt” means, as to the Borrower or Parent, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by the Borrower or Parent, as applicable, providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower or Parent, as applicable; and (h) indebtedness set out in clauses (a) through (g) of any Person other than the Borrower or Parent, as applicable, secured by any lien on any asset of the Borrower or Parent, as applicable,    whether or not such indebtedness has been assumed by the Borrower, and (i) indebtedness of any partnership, unlimited liability company, or unincorporated joint venture in which the Borrower or Parent, as applicable, is a general partner, member, or a joint venturer, respectively (unless such Debt is expressly made non-recourse to the Borrower or Parent, as applicable).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“Governmental Authority” means the government of the United States of America or any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra- national bodies such as the European Union or the European Central Bank).

“Interest Payment Date” means the last day of each month commencing on the first such date to occur after the execution of this Note.

“Law” as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Maturity Date” means the earlier of (a) July 27, 2023 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 10 of the Note.

Exhibit A - 1

“Permitted Debt” means Debt (a) existing or arising under this Note and any refinancing thereof; (b) existing as of the date of this Note and set out in Schedule A; (c) owed in respect of any netting services, overdrafts, and related liabilities arising from treasury, depository, and cash management services in connection with any automated clearinghouse transfers of funds; (d) unsecured insurance premiums owing in the ordinary course of business; (e) that is secured in respect of Purchase Money Obligations and Capitalized Lease Obligations; and (f) in respect of performance and surety bonds, letters of credit and letters of guarantee in favour of a public utility or any other Governmental Authority.

“Principal” means, at any time, the sum of the principal amounts outstanding on all the Loans advanced under this Agreement at such time.

“Purchase Money Obligations” means the outstanding balance of the purchase price of real and/or personal property, title to which has been acquired or will be acquired upon payment of such purchase price, or indebtedness to non vendor third parties incurred to finance the acquisition of new (and not replacement) real and/or personal property, or any refinancing of such indebtedness or outstanding balance (provided the outstanding principal amount thereof is not increased) provided such indebtedness does not exceed 100% of the fair market value of such real and/or personal property.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

2

SCHEDULE A

Existing Debt

1.

Debt in an aggregate principal amount of $6,000,000 pursuant to those certain Debentures, issued on March 28, 2022 by Global Crossing Airlines Group Inc., for the benefit of the holders thereof; each with ISIN: US37960GAB05.

Exhibit A - 1